Exhibit 99.6

The following sets forth the Business discussion of WageWorks, Inc. (“WageWorks”) and its subsidiaries described in Part I, Item 1 in WageWorks’s Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the Securities and Exchange Commission on May 30, 2019.

In this Exhibit 99.6, “we”, “our”, “us”, and “the Company” refer to Aetna and its subsidiaries.

Overview

We are a leader in administering Consumer-Directed Benefits (“CDBs”) which empower employees to lower their tax expense and provide healthcare related tools for employers to provide to their employees. We lead by providing companies with the technology, tools and a comprehensive understanding of current regulations, and we are dedicated to administering CDBs. These include pre-tax spending accounts, such as Health Savings Accounts (“HSAs”), health and dependent care Flexible Spending Accounts, (“FSAs”), Health Reimbursement Arrangements, (“HRAs”), plus commuter benefit services, including transit and parking programs, wellness programs, Consolidated Omnibus Budget Reconciliation Act, (“COBRA”), and other employee benefits.

Our CDB programs assist employees and their families in saving money by using pre-tax dollars to pay for certain expenses related to their healthcare, dependent care and commuter expenses. Employers financially benefit from our programs through reduced payroll taxes. Under our FSA, HSA and commuter programs, employee participants contribute funds from their pre-tax income to pay for qualified out-of-pocket healthcare expenses not fully covered by insurance, such as co-pays, deductibles and over-the-counter medical products or for commuting costs.

We price our services based on a number of variables including but not limited to the estimated number and types of claims, whether payment processing and client support activities will be provided within or outside of the United States, the estimated number of calls to our customer support center and any specific client requirements. In addition, we derive a portion of our revenues from interchange fees from financial institutions that we receive when employee participants use the prepaid debit cards we provide to them for healthcare and commuter expenses as well as interest income or fee income associated with HSA related balances deposited with the financial institutions.

At January 31, 2019, we had approximately 7.9 million participant accounts from approximately 75,000 employer clients. In 2018, employee participants used approximately 5.9 million WageWorks prepaid debit cards. Our participant counts do not include our TransitChek Basic program participants, as that fare media is shipped directly to employers who then distribute the products to their employees based on demand. We believe that January 31 is the most appropriate point-in-time measurement date for annual plan metrics. Although plan changes and the entry and exit of employers and participants from our programs are usually decided late in the calendar year during open enrollment to be effective on January 1, it is not unusual for employers to submit updated participant files in early January. While updates can be delayed past January, any changes from such late updates are usually minimal. Consequently, we believe the January 31 point-in-time measurement date is the most appropriate date to use as a baseline to report these metrics.

Our Services

Health Savings Accounts (HSAs)

We administer HSAs for employers that allow employee participants to invest funds to be used for qualified healthcare expenses at any time without federal tax liability or penalty. In order to be eligible for an HSA, an employee must be enrolled in a qualified High Deductible Health Plan (“HDHP”) that is HSA-compatible and not have any other impermissible coverage. The funds in the HSAs are exempt from payroll taxes for employers and both employees and employers can make contributions to an HSA. Withdrawals for non-medical expenses are treated similarly to those in an individual retirement account, specifically, such withdrawals may provide tax advantages if taken after retirement age, and may incur penalties if taken earlier. HSA funds are held by a custodian, which accumulate year-to-year if not spent and are portable if a participant leaves his or her employer. Our HSA programs are designed to offer employers a choice of third-party custodian as well as a variety of investment options within each custodial offering that enables employers the opportunity to explore a broader assortment of funds to offer their employees. At

January 31, 2019, we administered approximately 0.7 million HSA accounts holding $1.4 billion in assets with multiple custodians. Effective December 2017, we became a non-bank custodian and therefore can be another option for our clients for HSA custodian services. We do not hold any accounts as a non-bank custodian as of January 31, 2019.

Flexible Spending Accounts (FSAs)

Healthcare

We also offer FSAs, which are employer-sponsored CDBs that enable employees to set aside pre-tax dollars to pay for eligible healthcare expenses that are not generally covered by insurance, such as co-pays, deductibles and over-the-counter medical products, as well as vision expenses, orthodontia, medical devices and autism treatments. Employers benefit from payroll tax savings on the pre-tax FSA contributions made by employees. As an example, based on our average employee participant’s annual FSA contribution of approximately $1,430 and an assumed personal combined federal and state income tax rate of 35%, an employee participant will reduce his or her taxes by approximately $501 per year by participating in an FSA. Our employer clients also realize payroll tax (i.e., FICA and Medicare) savings on the pre-tax contributions made by their employees. In the above FSA example, an employer client would save approximately $59 per participant per year, even after the payment of our fees.

The IRS imposes a limit, indexed to inflation, on pre-tax dollar employee contributions made to a healthcare FSAs. The IRS also allows a carryover of up to $500 that does not count against or otherwise affect the indexed salary reduction limit applicable to each plan year. Employers are able to contribute additional amounts in excess of this statutory limit, and may choose to do so in an effort to mitigate the impact of rising healthcare costs on their employees.

Dependent Care

We also administer FSA programs for dependent care plans. These plans allow employees to set aside pre-tax dollars to pay for eligible dependent care expenses, which typically include child care or day care expenses but may also include expenses incurred from adult and elder care. Current laws and regulations impose a statutory limit on the amount of pre-tax dollars employees can contribute to dependent care FSAs with no carryover allowed. Like healthcare FSAs, employers can also contribute funds to employees’ dependent care FSAs, subject to the statutory annual limit on total contributions. As with healthcare FSAs, employers realize payroll tax savings on the pre-tax dependent care FSA contributions made by their employees.

Health Reimbursement Arrangements (HRAs)

We offer employer-funded HRAs. Under HRAs, employers provide their employees with a specified amount of reimbursement funds that are available to help employees defray their out-of-pocket healthcare expenses, such as deductibles, co-insurance and co-payments. HRAs may only be funded by employers and, while there is no limitation on how much employers may contribute, employers are required to establish the programs in such a way as to prevent discrimination in favor of highly compensated employees. HRAs must either be considered an excepted benefit (for example, a dental-only HRA or a vision-only HRA), a retiree HRA or be integrated with another group health plan. HRAs can be customized by employers so employers have the freedom to determine what expenses are eligible for reimbursement under these arrangements. At the end of the plan year, employers have the option to allow all or a portion of the unused funds to roll over and accumulate year-to-year if not spent. All amounts paid by employers into HRAs are deductible for tax purposes by the employer and tax-free to the employee.

COBRA

We offer COBRA continuation services to employer clients to meet the employer’s obligation to make available continuation of coverage for participants who are no longer eligible for the employer’s COBRA covered benefits, which include medical, dental, vision, HRAs and certain healthcare FSAs. COBRA requires employers to make health coverage available for terminated employees for a period of up to 36 months post-termination. As part of our COBRA program, we offer a direct billing service where former employee participants pay WageWorks directly versus to their employers for coverage they elect to continue. We handle the accounting and customer services for such terminated employees, as well as interfacing with the carrier regarding the employees’ eligibility for participation in the COBRA program.

Commuter Programs

We administer pre-tax commuter benefit programs. In 2018, employers were permitted to provide employees with commuter benefits including qualified parking, transit passes and vanpooling. The maximum monthly federal (and sometimes state) tax free exclusion is adjusted for inflation. The maximum pre-tax monthly limit for transit passes, vanpooling and qualified parking was $260 for 2018. On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”) that eliminated the bicycle commuting reimbursement effective January 1, 2018.

Non-Bank Custodian

The Medicare Modernization Act of 2003 created HSAs a tax-exempt trust or custodial account managed by a custodian that is a bank, an insurance company, or a non-bank custodian specifically authorized by the U.S. Department of the Treasury as meeting certain ownership, capitalization, expertise and governance requirements. Effective December 2017, we received approval from the Internal Revenue Services (“IRS”) to become an approved non-bank custodian of our members’ HSAs.

Our Clients

As of January 31, 2019, we had approximately 75,000 employer clients across a broad range of industries with approximately 7.9 million participant accounts in all 50 states. Our employer clients include many of the Fortune 100 and Fortune 500 companies.

In addition, in March 2016 we were selected by the United States Office of Personnel Management (“OPM”) to administer its Federal Flexible Spending Account Program (“FSAFEDS”). This relationship provides eligible federal government employees access to our advanced technology platform and premium service capabilities. FSAFEDS had started and transition of all participants was completed during the third quarter of 2016. In addition, the United States Postal Service became a member of the OPM contract during the first quarter of 2017.

Our Technology Platforms

We run our services primarily on a number of platforms which have been designed to be highly scalable based on an on-demand delivery model that employer clients and their employee participants may access through a standard web browser on any internet-enabled device, including computers, smart phones, and other mobile devices such as tablet computers. Our on-demand delivery model eliminates the need for our employer clients to install and maintain hardware and software in order to support CDB programs and enables us to rapidly implement product enhancements across our entire user base. We closely monitor utilization of all aspects of our platforms for capacity planning purposes. Our existing infrastructure has been designed with sufficient capacity to meet our current and planned future needs.

The majority of our accounts run on our proprietary platform, which we call our Enterprise platform. We generally use our Enterprise platform for medium-sized and enterprise clients to administer a wide range of CDB programs (FSA, Limited FSA, HRA, Limited HRA, HSA, Commuter, and other programs). Our Enterprise platform supports all account administrative functions and provides integration with the systems used by employer clients, payment networks, health plans and key suppliers. Our Enterprise platform features a flexible, rules-based engine that includes multi-wallet functionality and is highly configurable to accommodate custom client plan designs and service requests. This multi-wallet functionality allows us to include more than one type of healthcare account (FSA, HRA and HSA) on one participant’s card, and helps ensure that funds that are otherwise subject to forfeiture at the end of a plan year are used first to pay for eligible expenses.

We also operate a technology platform known as WinFlexOne, which has been specifically designed and enhanced to address the needs of small-and medium-sized business (“SMBs”). While the overall features and capabilities of WinFlexOne are comparable to Enterprise, WinFlexOne utilizes a simpler set of interfaces and product configurations that better accommodate the more limited administrative capabilities and needs of small employers.

Our third primary technology platform, known as CSAM, is used to provide a full suite of CDB programs to our enterprise clients. CSAM is integrated with Automatic Data Processing Inc.’s (“ADP”) Health and Welfare (“H/W”) and ADP payroll platforms and is designed to support large and small market clients. CSAM supports the overall features and capabilities of the Enterprise platform.

Our fourth technology platform, known as Complink, is used to provide COBRA and direct bill services to our SMB and enterprise clients. This integrated platform automates COBRA and direct bill administration activities and operations, and helps to ensure the administration of these programs is in compliance with applicable laws.

Our last primary technology platform, known as CASPro, is used to provide COBRA services to our enterprise clients. CASPro is integrated with ADP H/W and ADP payroll platforms and helps to ensure that the administration of these programs is in compliance with applicable laws.

In 2018, we continued to develop and implement new features to enhance the participant and client user experience on our enterprise platform. These efforts touched several areas, including the participant website, mobile application, or mobile app, client website, reporting, plan design and administration.

Operations

Operation Support Services

We provide operational support services to our clients and our cross-functional teams including customer support and claims processing. We believe our strict quality standards differentiate us from our competitors and enable us to attract and maintain a broad base of loyal customers. Our client support groups include: customer support, claims servicing, operations support and professional services teams.

Our customer support team handles all incoming interactions from our employee participants and is responsible for resolving any issues they may encounter. The team serviced approximately 6.2 million calls in 2018. Our claims servicing team works directly with providers or participants and reviews, adjudicates and processes claims for payment or reimbursement. In 2018, the claims servicing team handled more than 17.1 million claims and card use verification forms.

Our operations support team processes and coordinates activities, delivers healthcare and commuter cards to participants and ensures that prepaid funds and reimbursement payments are accurate. In 2018, our operations team serviced approximately 5.9 million healthcare and commuter prepaid debit cards and fulfilled over 14.5 million commuter orders during the calendar year.

Lastly, our professional services team is responsible for coordinating all activities related to the implementation, transition and on-boarding of new employer clients, assisting our existing clients with the addition of new services to their accounts and transitioning clients that we acquire from portfolio purchases to our platforms.

Employer Relationship Management

Each employer client, based on size and complexity, is assigned to an account team with an experienced relationship manager. Our relationship managers act as a client’s single point of contact and are trained on all of our account offerings, working closely with our internal partners and subject matter experts to understand how regulatory or operational changes may impact a particular program or procedure.

We enhance the employer client enrollment process by providing tools such as educational information, webinars and onsite support to help facilitate open enrollment and drive employee participation. We also provide consultation services to employer clients which include providing robust data regarding spend patterns, participation and service utilization, online claims submissions and participant feedback.

Our Employer Relationship Management team also ensures that any platform or product changes, such as website or service enhancements, online claims processing, or the launch of our mobile application are properly communicated and adopted by our clients. The team also works to keep our commuter clients’ employee participants well informed about any rate changes, new pricing schemes or new technologies as we have relationships with a significant number of regional transit authorities.

Sales and Business Development

We grow our employer client base through our various sales channels and through other business development efforts.

Sales

We sell our CDB programs to our employer clients through direct and indirect sales channels. Each of these approaches targets a distinct group of clients. Our average sales cycle ranges from approximately two months for smaller opportunities to over a year for large institutional clients and significant new indirect business.

Our direct sales force targets Fortune 1000 companies, which we refer to as enterprise clients, and generates new large account relationships through employer prospecting. Our indirect sales channel consists of carriers, channel partnerships, private exchange partners, institutional brokers and other third parties who refer or resell our CDB programs.

Our channel partnerships usually involve an existing provider agreeing to transition its CDB clients to us over a defined period of time for an agreed upon purchase price. These channel partnerships also have a resale and referral component to them so we stand to derive additional opportunities from these arrangements. The private exchange marketplace offers another opportunity for us to sell our CDB programs to companies of all sizes that participate in such exchanges. Our broker relationships provide another avenue for us to market and sell our CDB programs.

Business Development

In addition to our sales channels, we utilize portfolio purchases as a business development strategy to broaden our employer client base and to acquire new employer clients. Since 2007, we have purchased CDB portfolios of eight third-party administrators (“TPAs”), and completed three acquisitions. In connection with these portfolio purchases, we have leveraged the ease of integration and efficiencies afforded by our on-demand software platforms and cross-sold additional CDB products and services to many acquired employer clients. There are many regional TPA portfolios that we continually monitor and evaluate in order to maintain a robust pipeline of potential candidates for purchase.

Government Regulation

Our business is subject to extensive, complex and rapidly changing federal and state laws and regulations. We have implemented and continue to enhance compliance programs and policies to monitor and address the legal and regulatory requirements applicable to our operations, including dedicated compliance personnel and training programs. For additional information regarding laws and regulations impacting our business, refer to Part I, Item 1A, “Risk Factors,” of this Annual Report on Form 10-K.

Competition

The market for CDBs, as well as COBRA and direct bill services is highly competitive, rapidly evolving and fragmented. Key categories of competitors include national CDB specialists, health insurance carriers, human resource consulting firms, payroll providers, small regional TPAs, and commercial banks.

We believe our focus on CDB and benefit continuation programs, our high quality service and our highly scalable delivery model are our key competitive advantages in the market.

Intellectual Property

Our success depends in part on our ability to protect our core technology and intellectual property. To accomplish this, we rely on a combination of patent laws, trade secrets, including know-how, employee and third-party nondisclosure agreements, copyright laws, trademarks, intellectual property licenses and other contractual rights to establish and protect our proprietary rights in our technology. We have two issued patents which expire in 2023 and 2030.

Despite our efforts to preserve and protect our proprietary and intellectual property rights, unauthorized third parties may attempt to copy, reverse engineer, or otherwise obtain portions of our products. Competitors may attempt to develop similar products that could compete in the same market as our products. Unauthorized disclosure of our confidential information by our employees or third parties could occur.

Third-party infringement claims are also possible in our industry, especially as software functionality and features expand, evolve, and overlap with other industry segments. Current and future competitors, as well as non-practicing patent holders, could claim at any time that some or all of our products infringe on patents they now hold or might obtain, or be issued in the future.

Employees

On December 31, 2018, we had 2,204 employees, including 1,955 full-time employees, 6 part-time employees and 243 temporary or seasonal employees. There are 108 employees located in our Northern California headquarters and the remainder are located in our various other offices throughout the U.S. or work remotely from various locations. We also have meaningful office locations in Irving, TX, Milwaukee, WI, Tempe, AZ, Louisville, KY and Alpharetta, GA. None of our employees are currently represented by labor unions or are covered by a collective bargaining agreement with respect to his or her employment. To date, we have not experienced any work stoppages, and we consider our relationship with our employees to be good.